Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-148811 and 333-180482) of A. H. Belo Corporation of our report dated February 21, 2014, relating to the financial statements of Classified Ventures, LLC, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
March 7, 2014